                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                   GETCHELL GOLD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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
                           GETCHELL GOLD CORPORATION

                            5460 SOUTH QUEBEC STREET
                                   SUITE 240
                           ENGLEWOOD, COLORADO 80111

Dear Shareholder:

    You are cordially invited to attend the Company's annual meeting on Friday, May 2, 1997. The meeting will begin promptly at 10:00 a.m. local time at Embassy Suites Hotel, 10250 E. Costilla Avenue, Englewood, Colorado.

    You are urged to consider the enclosed materials and to sign and return your proxy promptly in the enclosed, postage prepaid envelope, even if you plan to attend the meeting. Any stockholder giving a proxy has a right to revoke it at any time before it is voted.

    The official Notice of Meeting, proxy statement and form of proxy are included with this letter. The matters listed in the Notice of Meeting are described in detail in the proxy statement.

    The vote of every shareholder is important. Please sign, date and promptly mail your proxy. The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                                          Sincerely,

                                          /s/ Donald S. Robson
                                          DONALD S. ROBSON
                                          SECRETARY

                           GETCHELL GOLD CORPORATION

                            5460 SOUTH QUEBEC STREET
                                   SUITE 240
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 20, 1997

                            ------------------------

    The annual meeting of shareholders of Getchell Gold Corporation will be held at Embassy Suites Hotel, 10250 E. Costilla Avenue, Englewood, Colorado, on Friday, May 2, 1997, at 10:00 a.m. local time, for the following purposes:

    (1) To elect three Directors of Getchell Gold Corporation to serve for a term of three years and until their successors are duly elected and qualified;

    (2) To amend the Company's Certificate of Incorporation to increase authorized common share capital from 50,000,000 shares to 100,000,000 shares;

    (3) To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for 1997; and

    (4) To transact such other business as may be properly brought before the meeting.

                                          By Order of the Board of Directors,

                                          /s/ Donald S. Robson

                                          Donald S. Robson

                                          Secretary

                           GETCHELL GOLD CORPORATION

                            5460 SOUTH QUEBEC STREET
                                   SUITE 240
                           ENGLEWOOD, COLORADO 80111

                            ------------------------

                                PROXY STATEMENT

                                 MARCH 20, 1997

                            ------------------------

    This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Getchell Gold Corporation (the "Company") for the annual meeting of shareholders (the "Annual Meeting") to be held on Friday, May 2, 1997. Only shareholders of record at the close of business on March 12, 1997 are entitled to notice of and to vote at the meeting.

    Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. Stockholders may revoke their proxies by delivering a written notice of revocation to the Secretary of the Company at any time prior to the exercise thereof, by the execution of a later-dated proxy by the same person who executed the prior proxy with respect to the same shares or by attendance at the Annual Meeting and voting in person by the person who executed the prior proxy.

    The enclosed proxy is being solicited by the Board of Directors of the Company. The solicitation will be primarily by mail but may also include telephone, telegraph or oral communication by officers or regular employees of the Company. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. Morrow and Co. Inc. will perform services related to distribution of proxy materials to banks, brokerage houses and other nominee holders for an approximate fee of $6,000. All costs of soliciting proxies will be borne by the Company.

    All proxies will be voted as specified. In the absence of specific instructions, proxies will be voted FOR:

    (1) the election of three Directors of the Company to serve for a term of three years and until their successors are duly elected and qualified;

    (2) the amendment of the Company's Certificate of Incorporation to increase authorized common share capital from 50,000,000 shares to 100,000,000 shares;

    (3) ratification of the appointment of KPMG Peat Marwick LLP as independent auditors of the Company for 1997; and

    (4) approval of all other matters by the persons named in the proxies in accordance with their judgment.

* PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PROXY. STOCKHOLDERS RECEIVING MORE THAN ONE PROXY BECAUSE OF SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES MUST COMPLETE AND RETURN EACH PROXY IN ORDER TO VOTE ALL SHARES TO WHICH ENTITLED.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    RECORD DATE. Stockholders of record at the close of business on March 12, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    SHARES OUTSTANDING. As of March 12, 1997, a total of 25,771,871 shares of the Company's Common Stock (the "Common Stock") were outstanding and entitled to vote.

    VOTING RIGHTS AND PROCEDURES. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. The Company's Bylaws require the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote to constitute a quorum to convene the Annual Meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (I.E., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

    STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING. Proposals from stockholders intended to be included in the Company's proxy statement for the 1998 Annual Meeting must be received by the Secretary of the Company on or before September 30, 1997, and may be omitted unless the submitting stockholder meets certain requirements. It is suggested that the proposal be submitted by certified mail, return-receipt requested.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

    The Company's Certificate of Incorporation and Bylaws authorize a Board comprised of not less than one nor more than fifteen members. Within the limits specified above, the number of Directors is determined by a resolution of the Board or by the stockholders at the Annual Meeting. Pursuant to a resolution adopted by the Board, the authorized number of members of the Board has been set at ten. The Bylaws provide that no person would be elected to serve on the Board after attaining the age of sixty-nine and that any Director elected after June 13, 1996 would be required to tender his resignation upon attaining the age of
70. The Board is divided into three classes designated as Class 1, Class 2 and Class 3, each of which is to be as nearly equal in number as possible. Normally, each Director serves for a term ending on the date of the third Annual Meeting following the meeting at which such Director was elected. However, if a Director is being elected to replace a Director who has resigned for any reason, the newly elected Director will be elected to serve the remainder of the replaced Director's term.

    Set forth below for each nominee for election as a Director and for each continuing Director who is not a nominee, based on information supplied by him, are his name, age as of the date of the Annual Meeting, any presently held positions with the Company, principal occupation now and for the past five years, other Directorships in public companies and tenure of service with the Company as a Director.

NOMINEES FOR ELECTION AS DIRECTORS

    R. MICHAEL SUMMERFORD is Vice President and Chief Financial Officer of ChemFirst Inc. (formerly First Mississippi Corporation) ("ChemFirst") and has been since 1988. He is a member of the Audit, Budgeting and Finance Committee. Mr. Summerford is also a Director of Melamine Chemicals, Inc.

    Director Since: 1987
    Term of Office: Three Years
    Age: 48

    J. KELLEY WILLIAMS is Chairman of the Board of the Company and has been since October 1987. He is the Chairman of the Board and Chief Executive Officer of ChemFirst and has been since November 1988. He is also a Director of Deposit Guaranty Corporation and Deposit Guaranty National Bank.

    Director Since: 1987
    Term of Office: Three Years
    Age: 63

    ALLEN S. WINTERS is a consultant for various mining companies. He retired in 1995 as Vice President of Homestake Mining Company and General Manager of Homestake Mine. From 1988-1992, he was Vice President U.S. Operations of Homestake Mining Company. He is a member of the Audit, Budgeting and Finance Committee.

    Director Since: 1996
    Term of Office: Three Years
    Age: 56

CONTINUING DIRECTORS

    WALTER A. DREXEL is a private investor. From September 1987 to June 1996, he was part owner of the Chicago Central and Pacific Railroad. Mr. Drexel retired in 1987 as Vice-Chairman, Burlington Northern Inc. He is a member of the Audit, Budgeting and Finance Committee.

    Director Since: 1995
    Term Expires: 1999
    Age: 66

    ROBERT C. HORTON is a self-employed mining consultant. He is the Associate Dean Emeritus of the Mackay School of Mines at the University of Nevada, Reno. He is a member of the Compensation, Human Resource and Director Affairs Committee.

    Director Since: 1988
    Term Expires: 1998
    Age: 70

    PETE INGERSOLL is the principal partner of Ingersoll, Parker & Longabaugh, a mining consulting firm. From July 1987 to December 1992, he was Senior Vice President, Metals and Mining, in the Equity Research Department of Lehman Brothers Inc. He is a member of the Compensation, Human Resource and Director Affairs Committee.

    Director Since: 1994
    Term Expires: 1998
    Age: 66

    JOHN RACICH retired in 1989 as Senior Vice President and Chief Financial Officer of Placer Dome Inc., a gold mining company. He is Chairman of the Audit, Budgeting and Finance Committee.

    Director Since: 1996
    Term Expires: 1999
    Age: 61

    CHARLES E. STOTT, JR. is a mining consultant. From 1994-1995, he was President and Chief Executive Officer of Gold Capital Corporation, a gold mining company. From 1993-1994, he was Executive Vice President, American Mine Services Inc., a mining contracting and engineering firm. From 1990-1993, he was President and Chief Executive Officer of Horizon Resources Corporation, a gold mining company. He is a member of the Compensation, Human Resource & Director Affairs Committee.

    Director Since: 1996
    Term Expires: 1999
    Age: 63

    G. W. THOMPSON has been President and Chief Executive Officer of the Company since September 1994. He was a private investor and consultant in the mining business from May 1992 until September 1994. He was President and Chief Executive Officer of Meridian Minerals Company, a subsidiary of Burlington Resources Inc., from 1983 to May 1992.

    Director Since: 1994
    Term Expires: 1998
    Age: 55

    ROBERT L. ZERGA has been self-employed since January 1995. From July 1990 to November 1994, he served as Chief Executive Officer and Chairman of the Board of Independence Mining Company Inc., a gold mining company which is an indirect wholly-owned subsidiary of Minorco Inc. During the same time period, he served as Vice President and director of Minorco (U.S.A.) Inc., a gold mining company and subsidiary of Minorco Inc. He is Chairman of the Compensation, Human Resource and Director Affairs Committee.

    Director Since: 1995
    Term Expires: 1999
    Age: 56

DIRECTOR COMPENSATION

    In 1996, the Chairman of the Board was compensated for his services with an annual retainer of $22,500. Other Directors who are not employees of the Company (together with the Chairman, "Outside Directors") were compensated for their services with an annual retainer of $7,500. In addition, all Outside Directors received $750 per day for attendance at board meetings, and an additional $500 per day of attendance at committee meetings, $750 per day for special service requests made by the Chairman of the Board or the Chief Executive Officer and $250 per day for travel. No compensation in addition to his regular salary and benefit is payable to the Chief Executive Officer for his services as a Director.

    On November 16, 1995 the Board of Directors adopted, and on June 13, 1996 the stockholders approved, a new Stock Option Plan for Outside Directors (the "Directors' Stock Option Plan"). Each person who is elected or appointed as an Outside Director automatically receives on the date of such election or appointment a non-qualified stock option ("NQSO") grant to purchase the number of shares of Common Stock equal to $22,500 divided by one-third of the closing price of the Common Stock on such date. Individuals who were Outside Directors at the time the Directors' Stock Option Plan was adopted by the Board of Directors received such an NQSO on the date of adoption by the Board, subject to stockholder approval. Following such initial grant, each such Outside Director who serves until the third, sixth and ninth anniversaries of the initial date of grant will automatically receive an NQSO to purchase an additional number of shares of Common Stock equal to $22,500 divided by one-third of the closing price of the Common Stock on the date of grant on each such anniversary at an aggregate option price equal to the fair market value of the Common Stock on the date of grant, so long as the person is an Outside Director at the close of business on the date of such anniversary. An option will be exercisable with respect to one-third of the shares subject to the option on the anniversary of the date of grant and an additional one-third on each of the two succeeding anniversaries. Options granted under the Directors' Stock Option Plan shall expire five years after the date of grant.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors met six times during the year ended December 31, 1996. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and committees on which they served. The Board of Directors has the following two committees:

    The AUDIT, BUDGETING AND FINANCE COMMITTEE, which met six times during the year ended December 31, 1996, consists of four Outside Directors and has broad latitude for inquiry into all operations of the Company. Its primary responsibilities include recommendation to the Board on the selection of independent auditors; review of audit reports prepared by independent auditors, internal auditors, independent engineers, insurance auditors and other consultants engaged by the Company to examine specific areas of corporate operations; examination of the adequacy of compliance with various governmental regulations and corporate policies and procedures; and review and approval of quarterly financial statements. The members of the Audit, Budgeting and Finance Committee are: Walter Drexel, John Racich (Chairman), R. Michael Summerford and Allen Winters.

    The COMPENSATION, HUMAN RESOURCE & DIRECTOR AFFAIRS COMMITTEE, which met nine times during the year ended December 31, 1996, consists of four Outside Directors and is charged with the responsibility of recommending to the Board of Directors a program of overall compensation for executive officers and other key employees, setting broad human resources policy, nominating directors for service and handling corporate governance issues. The members of the Compensation, Human Resource & Director Affairs Committee are: Robert Horton, Pete Ingersoll, Charles Stott Jr. and Robert Zerga (Chairman).

VOTE AND RECOMMENDATION

    Directors are elected by vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. Unless instructed to the contrary, the shares represented by the proxies will be voted FOR the election of the nominees named above as Directors. Although it is anticipated that each nominee will be able to serve as a Director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors.

    THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES.

                  INCREASE IN AUTHORIZED COMMON SHARE CAPITAL

                                (PROPOSAL NO. 2)

    Presently, the Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of Preferred Stock, par value $0.0001 per share. As of the Record Date, the Company had outstanding 25,780,871 shares of Common Stock and no shares of Preferred Stock. As of the Record Date, a total of 1,609,129 shares of Common Stock were reserved for issuance upon the exercise of options granted pursuant to the Company's long-term incentive plans.

    In February 1997, the Board of Directors of the Company authorized an amendment to Article IV Section (1) of the Company's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 50,000,000 to 100,000,000, subject to stockholder approval. The text of Article IV Section (1) as so amended is set forth in Appendix A to this Proxy Statement.

    Under the proposed amendment, the number of authorized shares of Common Stock would be increased from 50,000,000 to 100,000,000 shares which would leave the Company with 72,610,000 Shares of Common Stock authorized, unissued and not reserved for issuance. The Board of Directors believes it is advisable for the Company to have an increased number of shares of Common Stock which would be available for future issuance for various corporate purposes at the discretion of the Board of Directors and without further authorization by the stockholders. While the Board of Directors has no present arrangements, agreement or plan to issue any of the proposed additional authorized shares of Common Stock, it may use the additional Common Stock for a variety of corporate purposes. Such purposes might include, without limitation, the issuance and sale of Common Stock (i) in connection with stock splits and dividends, (ii) as part or all of the consideration required to be paid for acquisition of ongoing businesses or other assets, (iii) in public or private offerings as a means of obtaining additional capital to strengthen the Company and expand its business, (iv) to satisfy current or future obligation of the Company, whether or not relating to financings or (v) with respect to existing or new employee benefit or stock ownership plans or employment agreements. The proposed increase in the number of shares of Common Stock will not change the number of shares of stock outstanding or the rights of the holders of such stock. Stockholders do not have preemptive rights to acquire the Common Stock authorized by this amendment.

    Although the Board of Directors believes that it is in the best interest of the stockholders for the Board of Directors to have the flexibility to issue additional shares of Common Stock in any or all of the above circumstances, the issuance of additional shares of Common Stock could, in certain instances, discourage an attempt by another person or entity to acquire control of the Company. The issuance of additional Common Stock, whether or not in connection with a contest for control, would, in most instances, dilute the voting power of each stockholder, and may dilute earnings and book value on a per share basis.

VOTE AND RECOMMENDATION

    Approval of the amendment of the Company's Certificate of Incorporation to increase authorized common share capital from 50,000,000 shares to 100,000,000 shares will require the affirmative vote of the holders of a majority of the shares of the Common Stock represented and voting in person or by proxy at the Annual Meeting, assuming a quorum is present. Abstentions as to this Proposal 2 will be treated as votes against Proposal 2. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against Proposal 2. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the Proxy.

    THE BOARD RECOMMENDS A VOTE "FOR" THE INCREASE IN AUTHORIZED COMMON SHARE CAPITAL.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 3)

    The accounting firm of KPMG Peat Marwick LLP ("Peat Marwick") has been approved by the Board of Directors, upon recommendation by the Audit, Budgeting and Finance Committee, to serve as independent auditors of the Company for 1997, subject to approval by the stockholders by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the Annual Meeting.

    Peat Marwick has served as independent auditors of the Company for the past nine years. The Company has been advised that neither Peat Marwick nor any of its members or associates has any relationship with the Company or any of its affiliates, except in the firm's capacity as the Company's independent auditors. Representatives of Peat Marwick will be present at the Annual Meeting, will be afforded an opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

    The following table sets forth as of December 31, 1996, the number and percentage of the outstanding shares of Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a Director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all current Directors and Executive Officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                      DEBENTURE
                                                       OPTIONS                                     TOTAL
                                                       AND/OR                                     COMMON
                                                        NQSOS                                      STOCK
                                                     BENEFICIALLY  PERCENT OF                   BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)       CLASS       COMMON STOCK    OWNED(2)       CLASS
---------------------------------------------------  -----------  ------------  --------------  -----------  -----------
DIRECTORS AND NAMED EXECUTIVE OFFICERS(3):
Walter Drexel......................................                                   1,000
    NQSOs..........................................       1,111                                      2,111        *
Robert C. Horton...................................                                   1,500(4)
    1989-B Series..................................       1,000          100%
    1990-C Series..................................       1,000          100%
    1991-B Series..................................       1,000          100%
    1992-A Series..................................       1,000          100%
    1993-A Series..................................       1,000          100%
    NQSOs..........................................       1,111                                      7,611        *
Pete Ingersoll.....................................
    1994-A Series..................................       1,000          100%
    NQSOs..........................................       1,111                                      2,111        *
Donald O. Miller...................................                                  13,313
    NQSOs..........................................      16,000                                     29,313        *
Richard F. Nanna...................................                                     191
    1988-A Series..................................       3,500          100%
    1989-A Series..................................       1,000          100%
    1990-A Series..................................       2,000          100%
    NQSOs..........................................      20,427                                     27,118        *
John Racich........................................                                     300            300        *
Donald S.Robson--NQSOs.............................      24,800                                     24,800        *
R. David Russell--NQSOs............................      43,000                                     43,000        *
Charles E. Stott, Jr...............................                                     250            250        *
R. Michael Summerford..............................                                  20,735
    NQSOs..........................................       1,111                                     21,846        *
G. W. Thompson.....................................                                  10,000
    NQSOs..........................................     111,000                                    121,000        *
J. Kelley Williams.................................                                 610,685(5)
    NQSOs..........................................       1,111                                    611,796         2.4%
Allen S. Winters...................................                                     100            100        *
Robert L. Zerga--NQSOs.............................       1,111                                      1,111        *

                                                      DEBENTURE
                                                       OPTIONS                                     TOTAL
                                                       AND/OR                                     COMMON
                                                        NQSOS                                      STOCK
                                                     BENEFICIALLY  PERCENT OF                   BENEFICIALLY PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNED(1)       CLASS       COMMON STOCK    OWNED(2)       CLASS
---------------------------------------------------  -----------  ------------  --------------  -----------  -----------
ALL CURRENT DIRECTORS AND EXECUTIVE OFFICERS AS A
  GROUP(15 PERSONS)(6).............................                                 658,474
    1988-A Series..................................       3,500          100%
    1989-A Series..................................       1,000          100%
    1989-B Series..................................       1,000          100%
    1990-A Series..................................       2,000          100%
    1990-C Series..................................       1,000          100%
    1991-B Series..................................       1,000          100%
    1992-A Series..................................       1,000          100%
    1993-A Series..................................       1,000          100%
    1994-A Series..................................       1,000          100%
    NQSOs..........................................     227,390                                    898,364        3.49%
5% BENEFICIAL HOLDERS:
FMR Corp.(7).......................................                               3,860,445      3,860,445       14.98%
82 Devonshire Street
Boston, MA 02109

------------------------

*   Represents less than one percent of class.

(1) Numbers represent shares of Common Stock of the Company underlying the Convertible Subordinated Debentures and NQSOs beneficially owned by the Directors and Named Executive Officers that are exercisable within 60 days of December 31, 1996. Since more than the six months has elapsed from date of grant, the Debentures are immediately convertible into the specified number of shares of Convertible Preferred Stock of the same series and then immediately convertible into the specified number of shares of Common Stock of the Company.

(2) In connection with the Shareholder Rights Plan amended and restated on December 31, 1996, Rights have been issued (and will be issued for any newly outstanding Common Stock) to the outstanding shares of Common Stock of the Company. The Rights may be exercised only after the earlier of 10 days after a person becomes (or the directors have knowledge of someone becoming) an Acquiring Person and 10 days after commencement of a public announcement of a tender or exchange offer if, upon its consummation, the offeror would beneficially own 15% or more of the Common Stock. An "Acquiring Person" was defined to be a person who holds at least 15% of the shares of Common Stock without the prior approval of a majority of the outside directors of the Board. In the event someone becomes an Acquiring Person, each holder of Rights (except the Acquiring Person, whose Rights are voided) has the right to purchase one one-thousandth of a Series A Junior Participating Preferred Stock ("Preferred Stock") or, in lieu of shares of Preferred Stock, to receive a number of shares of Common Stock specified by formula at 50% of the market price the shares of Common Stock. The Rights, which do not have voting rights, expire in December 2006 and may be redeemed by the Company at a price of $0.01 per Right prior to a specified period of time after the occurrence of certain events. The Company may also exchange all of the outstanding Rights for shares of Common Stock at a ratio of one share of Common Stock per Right (as adjusted), any time after the first time someone becomes an Acquiring Person. If, following an acquisition of 15% or more of the shares of Common Stock, the Company is acquired in a merger or other business combination or sells 50% of its assets or earnings power, each Right (other than Rights voided as above) will entitle its holder to purchase a number of shares specified by formula of the acquiring company with a value of twice the then current exercise price.

(3) A mailing address for Messrs. Drexel, Horton, Ingersoll, Miller, Nanna, Racich, Robson, Russell, Summerford, Thompson, Williams, Winters and Zerga is c/o Getchell Gold Corporation, 5460 S. Quebec Street, Suite 240, Englewood, Colorado 80111.

(4) Included are 500 shares owned by Mrs. Horton, of which Mr. Horton has no voting and investment power and disclaims beneficial ownership.

(5) Includes 43,747 shares held by the Jean Pittman Williams Revocable Trust, of which Mr. Williams' wife is trustee and of which Mr. Williams disclaims beneficial ownership and has no voting or investment power; and 116,895 shares held by JKW Holdings, Inc. of which Mr. Williams has shared voting and investment power.

(6) Except as otherwise indicated in these notes, the shares beneficially owned by the persons indicated in the table represent sole voting and investment power.

(7) Based on a Schedule 13G filed by the investor with the Securities and Exchange Commission.

                EXECUTIVE OFFICERS OF GETCHELL GOLD CORPORATION

    The following sets forth certain information with respect to the Executive Officers of the Company, including age as of the date of the Annual Meeting. All Executive Officers are elected by the Board of Directors and hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify.

    J. KELLEY WILLIAMS is the Chairman of the Board. (See "Election of Directors" for further information).

    G. W. THOMPSON is the President and Chief Executive Officer. (See "Election of Directors" for further information).

    R. DAVID RUSSELL has been Vice President and Chief Operating Officer since February 1995. He was General Manager of Lac Minerals U.S.A. Ltd., a gold mining company and wholly owned subsidiary of Lac Minerals Ltd., from April 1994 to February 1995. From June 1993 to April 1994, he was a Manager at Independence Mining Company, a gold mining company and a subsidiary of Minorco Inc. From September 1992 to June 1993, he was a Manager at Hecla Mining Company, a diversified mining company. From August 1988 to April 1992, he was General Manager at the Lincoln Mine, owned by Meridian Minerals.

    Age: 40

    DONALD S. ROBSON is Vice President and Chief Financial Officer of the Company and has been since March 1995 and has been Corporate Secretary since October 1995. From May 1990 to September 1994, he was Vice President, Finance of Lac Minerals Ltd., a gold mining company.

    Age: 44

    DONALD O. MILLER is the Vice President--Human Resources and Chief Administration Officer and has been since April 1995. From January 1993 to April 1995, Mr. Miller had his own consulting firm, GEM 2000, at which he consulted on human resources issues, primarily in the mining industry. From May 1991 to January 1993, he was the Vice President, Human Resources at Newmont Mining Company, a mining company. From November 1988 to May 1991, he was the Manager, Compensation and Benefits at Cyprus Minerals Company, a major producer of copper, coal and molybdenum.

    Age: 50

    RICHARD F. NANNA is the Vice President, Exploration of the Company and has been since August 1991.

    Age: 48

    ROGER D. PALMER is the Controller of the Company and has been since April 1995. From June 1992 to December 1993, Mr. Palmer held the positions of Assistant Controller and Manager, Financial Planning and Analysis with the Company. From June 1989 to June 1992, Mr. Palmer was a Division Controller at OESI Power Corporation, a geothermal energy company.

    Age: 47

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to the Company for the year ended December 31, 1996 ("1996"), the six months ended June 30, 1995 (the "1995IP" or "Interim Period"), and the years ended June 30, 1995 ("1995") and June 30, 1994 ("1994") of those persons who were either (i) the chief executive officer of the Company during the last completed fiscal year or (ii) one of the other four most highly compensated executive officers of the Company as of the end of the last completed fiscal year whose annual salary and bonuses exceeded $100,000 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                   ANNUAL COMPENSATION             -------------------------
                                         ----------------------------------------                SECURITIES
                                                                    OTHER ANNUAL    RESTRICTED   UNDERLYING
NAME AND                                                            COMPENSATION   STOCK AWARDS    OPTION          ALL OTHER
PRINCIPAL POSITION             YEAR       SALARY($)    BONUS($)        (1)($)          ($)        AWARDS(2)   COMPENSATION(3)($)
--------------------------  -----------  -----------  -----------  --------------  ------------  -----------  -------------------
G.W. Thompson.............       1996       300,000     127,500       106,588(11)       --           --          104,384(8)(9)(10)
  President and Chief         1995 IP(4)    116,665     133,000(6)       --             --          105,000       66,058(8)(9)(10)
  Executive Officer              1995(4)    183,000       --   (6)       --            65,000(7)     90,000        3,008(8)(9)

R. David Russell..........       1996       175,000       --   (5)       --             --           --           32,993(8)(9)(10)
  Vice President and          1995 IP(4)     81,667      63,000(6)       --             --           45,000       21,585(8)(9)(10)
  Chief Operating Officer        1995(4)     55,321       --   (6)       --             --           34,000          218(9)

Donald S. Robson..........       1996       140,000       --   (5)     42,914(12)       --           --           13,277(8)(9)(10)
  Vice President and          1995 IP(4)     72,917      50,000(6)       --             --           24,000       42,961(8)(9)(10)
  Chief Financial Officer        1995(4)     33,654       --   (6)       --             --           22,059          216(9)

Donald O. Miller..........       1996       110,000       --   (5)     24,267(13)       --           --            3,591(9)
  Vice President,             1995 IP(4)     49,998      30,000(6)       --             --           15,000          705(9)
  Human Resources and            1995(4)     20,512       --   (6)       --             --           13,954          351(9)
  Chief Administration
  Officer

Richard F. Nanna..........       1996        92,947       --          317,779(14)       --           15,000        4,198(8)(9)
  Vice President,             1995 IP(4)     45,114      13,950          --             --           --            2,403(8)(9)
  Exploration                    1995        90,228      27,200          --             --            8,187        4,804(8)(9)
                                 1994        88,920      55,300          --             --            7,300        4,765(8)(9)

------------------------------

(1) Other Annual Compensation included direct cash payments related to tax reimbursement payments, tax planning and tax return preparation services provided to the Named Executive Officer at the Company's expense, and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles and club dues and memberships, including imputed income on the same, but only if such payments exceed the lessor $50,000 or 10% of the total salary and bonus of the Named Executive Officer.

(2) Represents NQSOs granted under the Company's Long-Term Equity Incentive
    Plans.

(3) All Other Compensation is comprised of Company contributions related to the 401(k) Plan, relocation expenses and executive life insurance paid by the Company on the Executive Officer's behalf.

(4) In September 1995, the Company converted from a fiscal year ended June 30 to a fiscal year ended December 31. For Messrs. Thompson, Russell, Robson and Miller 1995 amounts represent compensation from the date of hire through June 30, 1995. These dates were September 1, 1994 for Mr. Thompson, February 6, 1995 for Mr. Russell, March 21, 1995 for Mr. Robson and April 17, 1995 for Mr. Miller. For all Name Executive Officers the 1995 IP amounts represent compensation from July 1, 1995 through December 31, 1995.

(5) The bonus earned for the year ended December 31, 1996 to be paid in 1997, had not been calculated as of February 27, 1997.

(6) Mr. Thompson's bonus was calculated for a 16-month period (September 1994 through December 1995), incorporating performance for the year ended June 30, 1995 and the Interim Period. The bonuses of Messrs. Russell, Robson and Miller were based on a period from their respective dates of hire in 1995 through December 31, 1995. These bonuses were all paid in the year ended December 31, 1996.

(7) Includes 10,000 shares of restricted stock issued to Mr. Thompson upon being named President and Chief Executive Officer, of which he has sole voting and investment power. All of the shares vested on February 21, 1996.

(8) Company contributions related to the 401(k) Plan for the year ended December 1995 were $10,053 for Mr. Thompson, $6,766 for Mr. Russell, $9,627 for Mr. Robson and $3,718 for Mr. Nanna. For the Interim Period, Company contributions were $3,078 for Mr. Thompson, $466 for Mr. Russell, $1,155 for Mr. Robson and $1,828 for Mr. Nanna. For the year ended June 30, 1995, Company contributions were $2,000 for Mr. Thompson and $3,655 for Mr. Nanna. For the year ended June 30, 1994, Company contributions were $3,557 for Mr. Nanna.

(9) Executive Life Insurance paid by the Company for the year ended December 31, 1996 was $16,547 for Mr. Thompson, $2,120 for Mr. Russell, $1,663 for Mr. Robson, $3,591 for Mr. Miller and $480 for Mr. Nanna. Executive Life Insurance paid by the Company for the Interim Period was $2,625 for Mr. Thompson, $261 for Mr. Russell, $324 for Mr. Robson, $705 for Mr. Miller and $575 for Mr. Nanna. Executive Life Insurance paid by the Company in the year ended June 30, 1995 was $1,008 for Mr. Thompson, $218 for Mr. Russell, $216 for Mr. Robson, $351 for Mr. Miller and $1,149 for Mr. Nanna. Executive Life Insurance paid in year ended June 30, 1994 was $1,208 on behalf of Mr. Nanna.

(10) Relocation expenses paid by the Company during the year ended December 31, 1996 on behalf of Mr. Thompson were $77,784, on behalf of Mr. Russell were $24,107 and on behalf of Mr. Robson were $1,987. Relocation expenses paid by the Company during the Interim Period on behalf of Mr. Thompson were $60,355, on behalf of Mr. Russell were $20,858 and on behalf of Mr. Robson were $41,482.

(11) Includes direct cash payments related to tax reimbursement payments of $89,031, tax reimbursements paid on imputed income resulting from the personal use of Company automobiles of $8,409 and club dues and memberships of $9,148, including imputed income on the same.

(12) Includes direct cash payments related to tax reimbursement payments of $26,316, tax planning and tax return preparation services at the Company's expense of $6,641, and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles of $4,560 and club dues and memberships of $5,397, including imputed income on the same.

(13) Includes direct cash payments related to tax reimbursement payments of $12,884, tax planning services at the Company's expense of $2,398, and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles of $4,748 and club dues and memberships of $4,237, including imputed income on the same.

(14) Includes direct cash payments related to tax reimbursement payments of $316,674 and tax reimbursements paid on imputed income resulting from the personal use of Company automobiles of $1,105, including imputed income on the same.

    The following table sets forth certain information with respect to grants of stock options to Named Executive Officers during the year ended December 31, 1996.

                                                                                         POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED ANNUAL
                           NUMBER OF                                                     RATES OF STOCK PRICE
                           SECURITIES     % OF TOTAL                                       APPRECIATION FOR
                           UNDERLYING       OPTIONS       EXERCISE                          OPTION TERM(3)
                            OPTIONS     GRANTED TO ALL      PRICE       EXPIRATION    --------------------------
NAME                       GRANTED(1)    EMPLOYEES(2)     ($/SHARE)        DATE            5%            10%
-------------------------  ----------   ---------------   ---------   --------------  ------------   -----------
R. F. Nanna..............    15,000            3%          $30.75     April 30, 2006    $290,076      $735,113

------------------------------

(1) All options granted represent NQSOs that vest over four years from the date of grant at a rate of 20% in the first three years and 40% in the final year. All options were granted for a term of ten years, subject to earlier termination in certain events. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant.

(2) Based on 559,800 total options granted in the year ended December 31, 1996.

(3) The amounts shown are for illustrative purposes only. Potential gains are net of the exercise price. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provide in accordance with the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. Actual gains, if any, on stock option exercises are dependent upon the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period. This table does not take into account any appreciation in the price of the Common Stock from the date of grant to the date of this Proxy Statement other than the columns reflecting assumed rates of appreciation of 5% and 10%.

    The following table sets forth certain information with respect to the Named Executive Officers concerning the exercise of options in 1996 and unexercised options held at December 31, 1996.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                       SHARES                            OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                      ACQUIRED                      DECEMBER 31, 1996(#)       DECEMBER 31, 1996(1)($)
                                         ON           VALUE     ----------------------------  --------------------------
NAME                                 EXERCISE(#)    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
----------------------------------  -------------  -----------  -----------  ---------------  -----------  -------------
G.W. Thompson.....................       --            --          111,000         84,000      3,221,475     1,522,500
R. David Russell..................       --            --           43,000         36,000      1,181,000       652,500
Donald S. Robson..................        2,059        71,150       24,800         19,200        684,500       348,000
Donald O. Miller..................          954        34,821       16,000         12,000        413,500       217,500
Richard F. Nanna..................       20,000       855,880       26,927         15,000        799,259       114,375

------------------------------

(1) Value was computed as the difference between the individual option price and the closing sales price of the Company's common Stock on December 31, 1996 ($38.375). Only options with fair market value in excess of the exercise price are reflected in this column.

                               OTHER COMPENSATION

    Employees participate in a noncontributory Retirement Plan established by the Company. Employees become 100% vested after five years of employment. The plan provides for normal retirement at age sixty-five with actuarially adjusted provisions for early and postponed retirement dates. Retirement benefits are based on years of service and average compensation (wage and salary) of the five highest consecutive years during employment. Theoretical benefits payable under the plan are reflected in the estimated retirement plan table below and are not subject to any reduction for social security benefits or other offset amounts.

    The following table shows the estimated annual retirement benefit payable to participating employees including Named Executive Officers in earnings and years of service classifications as indicated.

                                                                    ESTIMATED ANNUAL BENEFITS FOR
                                                                      YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION                                  -------------------------------------------
(FIVE HIGHEST CONSECUTIVE YEARS)                             10 YEARS   20 YEARS   30 YEARS    40 YEARS
-----------------------------------------------------------  ---------  ---------  ---------  ----------
$ 25,000...................................................  $   4,212  $   8,424  $  12,136  $   16,848
$ 50,000...................................................      8,712     17,424     26,136      34,848
$100,000...................................................     17,712     35,424     53,136      70,848
$150,000 or greater........................................     26,712     53,424     80,136     106,848

    Years of service for the Named Executive Officers are: G.W. Thompson, two years; R. David Russell, Donald S. Robson, and Donald O. Miller, one year each; and Richard F. Nanna, fifteen years.

    During the year ended June 30, 1995, the Company entered into Termination Agreements with G.W. Thompson, R. David Russell, Donald S. Robson and Donald O. Miller and in May 1991, the Company entered into a Termination Agreement with Richard F. Nanna (collectively, the "Termination Agreements"). The Termination Agreements are contingent upon a Change of Control, as defined therein, and provide for a three-year term. Each individual would be paid upon termination without cause within three years of a Change of Control or upon resignation within twelve months of a Change of Control, one and one-half times the sum of the three-year average of his annual base salary (excluding bonuses) plus fringe benefit costs equal to thirty-six percent of his annual base salary. Upon termination, the individual would have the option, unless he notifies the Company otherwise, to receive a cash payment equal to the cash value of all his NQSOs, Debenture Options and Debentures, whether then exercisable or not. No individual would receive payments in the event of death, disability or termination for cause. The Termination Agreements also provide for, among other things, an additional payment to be made by the Company to the individual if any of the severance payments provided for the Termination Agreement or any other payments made pursuant to a Change of Control of the Company (the "Total Payments") become subject to an additional tax ("Excise Tax") imposed by Section 4999 of the Code, such that the net of all of the payments received by the individual after the imposition of the Excise Tax on the Total Payments and the federal income tax on the additional payment shall be equal to the Total Payments.

    On February 14, 1997, the Board of Directors of the Company awarded a one-time bonus of $89,031 to an executive and granted stock appreciation rights under the Company's 1996 Long Term Equity Incentive Plan with respect to 76,723 shares at a weighted average option price of $8.24 per share to certain executives and other employees of the Company. Compensation with respect to stock appreciation rights is accounted for on a variable basis and is "marked to market" at the end of each fiscal quarter based on the market price of the Company's Common Stock. Accordingly, the Company's future quarterly financial results will reflect additional compensation expense if the market price of the Common Stock increases from the preceding quarter or income if such market price decreases from the preceding quarter. Based on the market price of the Company's Common Stock on the date of grant, the Company would have recognized compensation expense of $2.6 million in the first quarter had the first quarter ended on such date.

           COMPENSATION, HUMAN RESOURCE & DIRECTOR AFFAIRS COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

    Messrs. Horton, Ingersoll, Stott and Zerga who are members of the Compensation, Human Resource & Director Affairs Committee, are not now and never have been officers or employees of the Company.

             REPORT OF THE COMPANY'S COMPENSATION, HUMAN RESOURCE &
              DIRECTOR AFFAIRS COMMITTEE ON EXECUTIVE COMPENSATION

    COMMITTEE MEMBERS. The Compensation, Human Resource & Director Affairs Committee (the "Compensation Committee") is composed of at least two outside members of the Board, with one member serving as chairman.

    CHARTER. The Compensation Committee serves at the direction of the Board of Directors. The primary responsibility of the Compensation Committee is to assure development, implementation and maintenance of competitive compensation and benefits to attract, motivate and retain highly qualified officers, management and employees.

    DUTIES. The Compensation Committee's responsibilities include the following:

    (a) To recommend to the Board of Directors compensation policies for the Company;

    (b) To recommend to the Board of Directors the base salary and annual incentive awards of executive officers of the Company;

    (c) To recommend Long Term Incentive Plan participation and awards.

    PHILOSOPHY. The Company's compensation philosophy is designed to maximize stockholder value and serve the best interest of its stockholders and employees. The philosophy incorporates the following principles:

    (a) Compensation should attract and retain qualified employees and stimulate their useful and profitable efforts on behalf of the Company.

    (b) Compensation should be internally equitable and externally competitive; and

    (c) Compensation should focus on "total" compensation which is defined as base salary, annual incentive, long-term incentive (stock), and benefits.

COMPONENTS OF EXECUTIVE COMPENSATION

    BASE SALARY. The Compensation Committee annually reviews and compares base salaries and salary ranges for similar positions in other companies in relevant markets defined by company size, industry and location. Executive, technical and other highly compensated positions are valued in the national market using data developed by nationally recognized compensation consulting firms. Base salary for these positions is targeted at the median of a peer group of companies. The peer group is reviewed annually and generally established on the basis of market capitalization value. Peer companies are public companies with products, markets and other mining characteristics comparable to the Company. The published compensation data used by the Compensation Committee to establish base salary range is not necessarily comprised of the same peer group of companies included in the Stock Performance Graph. The Compensation Committee annually recommends to the Board of Directors adjustments to salary ranges and actual salaries, taking into consideration position value, market pricing, operating results, individual performance and other factors. For the year 1996, the Compensation Committee incorporated the national consultant's base salary midpoint recommendations.

    ANNUAL INCENTIVE AWARDS. Annual incentive awards, in the form of cash payments, are designed to achieve specific short-term results and to further long-term objectives. Financial and other objectives for the Company and program participants are set at the beginning of each fiscal year. The process involves the Board of Directors, the Compensation Committee, the Chief Executive Officer and program participants. Each participant in the plan establishes goals and objectives at the beginning of the fiscal year. Performance is measured at year-end against these pre-established objectives and annual incentive awards are determined based on performance.

    The Compensation Committee annually reviews potential incentive awards for officers as a percentage of base salary and recommends adjustments to the Board of Directors. At fiscal year end, the Compensation Committee recommends incentive awards to the Board of Directors upon review of Company results and performance versus objectives and personal performance of participants versus objectives.

    Base salary and annual incentive (cash compensation) is generally targeted at the 50th percentile of the peer group of companies.

    In February 1997, the Board of Directors approved the Compensation Committee's recommendations for annual incentive awards to three Executive Officers, other than the Chief Executive Officer, based on their performance versus objectives, including operating results compared to budget, reserve addition, safety and specific Financial, Investor Relations and Human Resources programs.

    LONG-TERM INCENTIVE AWARDS. Participation in the Company's Long-Term Incentive Plan is generally limited to officers and key managers based on responsibility, authority and potential impact on the Company. The Compensation Committee annually reviews participants and potential award ranges. The opportunity range for each participant is based on guidelines developed by nationally recognized compensation consultants. At fiscal year end, the Compensation Committee reviews Company condition and performance and individual performance versus long-term goals and determines awards for officers and key managers. Awards may be in the form of stock options, restricted stock, stock appreciation rights and performance shares. In 1996, the Compensation Committee determined that it was in the best interest of the Company to grant stock options to all employees as a means of retaining and motivating individuals. This also allowed employees to develop an ownership position, thus aligning them with the long-term goals of both the Company and other stockholders.

    In February, 1997, based on the Compensation Committee's performance evaluations and the recommendations of a national consulting firm, the Board of Directors approved a grant of 54,000 non-qualified stock options to three executive officers other than the CEO. Also, in February 1997, the Compensation Committee recommended, and the Board of Directors approved a grant of 36,787 stock appreciation rights under the Company's 1996 Long Term Equity Incentive Plan to five officers other than the CEO.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee annually reviews the Chief Executive Officer's performance and compensation and recommends changes as appropriate to the Board of Directors. In its review, the Compensation Committee considers the Company's condition, operating results, performance versus short-term and long-term objectives, economic environment, industry conditions and increased shareholder value. The Compensation Committee also considers the Chief Executive Officer's performance against short-term and long-term objectives, compensation versus peers, and other factors.

    Mr. Thompson's annual incentive award objectives were compared to performance for the year 1996. The Compensation Committee determined that the Corporation had performed at 85% of its goal for the year. Based on the Committee's evaluation of Mr. Thompson's performance, the Board of Directors approved an incentive award equal to 85% of target or $127,500. The Committee recommended, and the Board approved, an award of 58,340 non-qualified stock options. In February 1997, the Compensation Committee recommended, and the Board of Directors approved, a grant of 33,300 stock appreciation rights and a cash payment of $89,031 to Mr. Thompson.

                                          COMPENSATION, HUMAN RESOURCE &
                                          DIRECTOR AFFAIRS COMMITTEE
                                          Robert L. Zerga, Chairman
                                          Robert C. Horton
                                          Pete Ingersoll
                                          Charles E. Stott, Jr.

    The report of the Compensation, Human Resource & Director Affairs Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (collectively the "Acts"), except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                            STOCK PERFORMANCE GRAPH

    The following line graph compares the cumulative total stockholder return on the Company's Common Stock during the five-year period ended December 31, 1996, to the Standard & Poor's Stock Index and that of peer issuers selected by the Company for the same period. The graph assumes a one hundred dollar investment on December 31, 1991, and reinvestment of dividends (if any) on a quarterly basis.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
Getchell Gold Corporation, S&P 500 & Peer Group
                                                  Getchell    S&P 500      Peers
Dec-91                                               $ 100      $ 100      $ 100
Dec-92                                               $ 188      $ 108       $ 84
Dec-93                                               $ 223      $ 118      $ 166
Dec-94                                               $ 265      $ 120      $ 136
Dec-95                                               $ 685      $ 165      $ 151
Dec-96                                             $ 1,181      $ 203      $ 148

                                                         12/31/91     12/31/92     12/31/93     12/31/94     12/31/95     12/31/96
                                                        -----------  -----------  -----------  -----------  -----------  -----------
Getchell Gold.........................................   $     100    $     188    $     223    $     265    $     685    $   1,181
S&P 500 Index.........................................   $     100    $     108    $     118    $     120    $     165    $     203
Peers.................................................   $     100    $      84    $     166    $     136    $     151    $     148

------------------------

(1) The peer group includes the following companies: Agnico-Eagle Mines, Amax Gold Inc., Atlas Corporation, Battle Mountain Gold Co. Inc., Echo Bay Mines, Ltd., FMC Gold Co. and Pegasus Gold Corp.

                               OTHER INFORMATION

    Section 16(a) of the Securities Exchange Act of 1934 requires Officers and Directors of the Company and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission and the American Stock Exchange. Based on information provided by its Officers and Directors, for the year ended December 31, 1996, its Officers and Directors were in compliance with all applicable filing requirements.

                                   FORM 10-K

    THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S MOST RECENT REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY AT:

                           Getchell Gold Corporation
                         5460 S. Quebec St., Suite 240
                           Englewood, Colorado 80111

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors of the Company know of no other matters which may come before the Annual Meeting. However, if any matters other than those referred to herein should be presented properly for consideration and action at the Annual Meeting, or any adjournment or postponement thereof, the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

    Please sign the enclosed proxy and return it in the enclosed return envelope.

                                                   /s/ Donald S. Robson
                                                     DONALD S. ROBSON
                                                        SECRETARY

Dated: March 20, 1997

                                                                      APPENDIX A

                          CERTIFICATE OF INCORPORATION
                                       OF
                           GETCHELL GOLD CORPORATION

                                   ARTICLE IV

                                 CAPITAL STOCK

    (1)  Shares, Classes and Series Authorized.

    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 110,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class which the Corporation shall have authority to issue are as follows:

    A. 100,000,000 shares of Common Stock, $0.0001 par value ("Common Stock").

    B. 10,000,000 shares of Preferred Stock, $0.0001 par value ("Preferred Stock").

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PROXY                                                                      PROXY
                           GETCHELL GOLD CORPORATION
                       5460 S. QUEBEC STREET, SUITE 240
                           ENGLEWOOD, COLORADO 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints G.W. Thompson and J. Kelley Williams as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Getchell Gold Corporation (the "Company") held of record by the undersigned on March 12, 1997, at the Annual Meeting of Stockholders to be held on May 2, 1997, and at any adjournment or postponement thereof.

     All other proxies heretofore given by the undersigned to vote shares of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.
              ---


            PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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                                                     GETCHELL GOLD CORPORATION
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /x/

[                                                                                                                                  ]


1. ELECTION OF DIRECTORS--                     For   Withhold   For All
   NOMINEES: J. Kelley Williams, R. Michael    All      All     Except Nominee(s) Written Below.
   Summerford and Allen Winters                / /      / /       / /
                                                                       -------------------------------------------------------------

2. Approval of the amendment to the            For   Against    Abstain   3. Ratification of the appointment   For  Against  Abstain
   Certificate of Incorporation to             / /      / /       / /        of KPMG Peat Marwick LLP as the   / /    / /      / /
   increase authorized common share                                          Company's independent auditors
   capital to 100,000,000 shares.                                            for 1997.

                                                                          4. In their discretion, the Proxies are authorized to
                                                                             vote upon such other business as may properly come
                                                                             before the Annual Meeting or any adjournment or
                                                                             postponement thereof.

                                                                                                          Dated:              , 1997
                                                                                                                --------------

                                                                             Signature(s)
                                                                                          ------------------------------------------

                                                                             -------------------------------------------------------
                                                                             Please date this Proxy and sign it exactly as your
                                                                             name or names appear below. When shares are held by
                                                                             joint tenants, both should sign. When signing as an
                                                                             attorney, executor, administrator, trustee or guardian,
                                                                             please give full title as such, if shares are held by
                                                                             a corporation, please sign in full corporate name by
                                                                             the President or other authorized officer. If shares
                                                                             are held by a partnership, please sign in partnership
                                                                             name by an authorized person.

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